Exhibit 3.1


                       RESTATED CERTIFICATE OF INCORPORATION
                                        OF
                         THE CERTIFICATE OF INCORPORATION
                                        OF
                           DATAWORLD SOLUTIONS, INC.

                 (Formerly VERTEX COMPUTER CABLE & PRODUCTS, INC.,
                           Formerly VTX ELECTRONICS CORP.)



DataWorld Solutions, Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

1.	The name of the corporation is DataWorld Solutions, Inc. ("the
Corporation"). The Corporation was originally incorporated under the name VTX Electronics Corp., and the original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on July 30, 1986.

2.	Pursuant to Section 245 of the General Corporation Law of the State of
Delaware, this Restated Certificate of Incorporation only restates and integrates and does not further amend the provisions of the Corporation's Certificate of Incorporation as theretofore amended or supplemented, and there is no discrepancy between those provisions and the provisions of the restated Certificate.

3.	The text of the Certificate of Incorporation as heretofore amended is hereby restated to read in its entirety as follows:

FIRST:  The name of the Corporation is DataWorld Solutions, Inc.

SECOND: The address of the registered office of the Corporation in Delaware is: 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801. The name of the registered agent at such address is: The Corporation Trust Company.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH: The total number of shares of stock that the Corporation shall have authority to issue is (i) 40,000,000 shares of Common Stock, $.001 par value per share ("Common Stock"), and (ii) 5,000,000 shares of Preferred Stock. $.01 par value per share ("Preferred Stock").

COMMON STOCK

General. The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights of the holders of the Preferred Stock of any series as may be designated by the Board of Directors upon any issuance of the Preferred Stock of any series.

Voting. The holders of Common Stock are entitled to one vote for each share held at all meetings of stockholders (and written actions in lieu of meetings). There shall be no cumulative voting.

Dividends. Dividends may be declared and paid on the Common Stock from funds lawfully available therefore as and when determined by the Board Directors and subject to any preferential dividend rights of any then outstanding Preferred Stock.

Liquidation. Upon the dissolution or liquidation of the Corporation, whether voluntary or involuntary, holders of Common Stock will be entitled to receive all assets of the Corporation available for distribution to its stockholders after payment of creditors and subject to any preferential and/or participating rights of any then outstanding Preferred Stock.

PREFERRED STOCK

Authority is hereby expressly granted to the Board of Directors from time to time to issue the Preferred Stock in one or more series, and in connection with the creation of any such series, by resolution or resolutions providing for the issue of the shares thereof, to determine and fix such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, including without limitation thereof, dividend rights, conversion rights, redemption privileges and liquidation preferences, as shall be stated and expressed in such resolutions, all to the full extent now or hereafter permitted by the General Corporation Law of Delaware. Without limiting the generality of the foregoing, the resolutions providing for issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to the Preferred Stock of any other series to the extend permitted by law. Except as expressly provide elsewhere in this Article FOURTH, no vote of the holders of the Preferred Stock or Common Sock shall be required in connection with the designation or the issuance of any shares of any series of any Preferred Stock authorized by and complying with the conditions herein, the right to have such vote being expressly waived by all present and future holders of the capital stock of the Corporation.

FIFTH: The affairs, business and property of the Corporation shall be managed and controlled by the Board of Directors. The number of directors of the Corporation shall not be less than three nor more than nine, and shall be initially fixed and thereafter changed from time to time by action of not less than a majority of the members of the Board then in office.

Any vacancies in the Board of Directors for any reason and any newly created directorships resulting from any increase in the number of directors shall be filled by the Board of Directors, acting by not less than a majority of the directors then in office, although less than a quorum. Any directors so chosen shall hold office until the next election of the class for which such directors shall have been chosen and until their successors shall be elected and qualified. No decrease in the number of directors shall shorten the term of any incumbent director.

Notwithstanding any other provision of this Certificate of Incorporation or the By-Laws of the Corporation (and notwithstanding the fact that some lesser percentage may be specified by law, this Certificate of Incorporation or the By-Laws of the Corporation), any director of the entire board of Directors of the Corporation may be removed only with cause and only by the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class).

SIXTH: Special meetings of the stockholders may be called only by the Board of Directors and the power of stockholders to call a special meeting for any and all purposes whatsoever is specifically denied.

SEVENTH: To the extend permitted by Section 102 (b) (7) of the Delaware General Corporation Law, as the same may be supplemented and amended, no director of the Corporation shall be personally liable to the Corporation of its stockholders for monetary damages for breach of fiduciary duty as a director; provided the foregoing shall not eliminate or limit the liability of such director (i) for any breach of such director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation law, or (iv) for any transaction from which such director derived an improper personal benefit.
EIGHTH: Notwithstanding any other provision of this Certificate of Incorporation or the By-Laws of the Corporation (and notwithstanding the fact that some lesser percentage may be specified by law, this Certificate of Incorporation or the By-Law of the Corporation), the affirmative vote of the holders of not less than two-thirds of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class) shall be required to amend, alter, change or repeal Articles
FIFTH, SIXTH, SEVENTH and EIGHTH of the Certificate of
Incorporation; provided further that the provisions of this Article
EIGHTH shall not apply to, and only such vote as shall be required by statue shall be required for, any amendment, alteration, change or repeal recommended to the stockholders by three-fourths of the whole
Board of Directors of the Corporation.

NINTH: The Board of Directors shall have the power to make, alter or repeal the By-Laws subject to the power of the stockholders to alter or repeal the By-Laws made or altered by the Board of Directors.

TENTH: This Restated Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Section 245 of the General Corporation Law of the State of Delaware.

Daniel McPhee declares under penalty of perjury under the laws of the State of Delaware that he has read the foregoing certificate and knows the contents thereof and that the same is true of his own knowledge.

Signed and attested to on May 24, 2000

 			/s/ Daniel McPhee
		  __________________________
						Daniel McPhee
						President


Attest:
/s/ Nicholas Hutzel
_____________________________
Nicholas Hutzel
Secretary